Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Etsy, Inc. of our report dated November 3, 2014 relating to the financial statements of Jarvis Labs, Inc., which appears in Etsy, Inc.’s Registration Statement on Form S-1 (333-202497).

/s/ PricewaterhouseCoopers LLP

New York, New York

April 15, 2015